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                                                              Exhibit 23.2

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion and the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-38271) on Form S-3 being filed under the Securities Act of 1933 by Magainin Pharmaceuticals Inc. of our report dated January 29, 1997 on the financial statements included elsewhere herein and in the December 31, 1996 Annual Report on Form 10-K of Magainin Pharmaceuticals Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP

New York, New York

November 10, 1997